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                                                                    EXHIBIT 10.6

                                AMENDMENT NO. 01

                              Dated August 2, 2004

                                       TO

  that certain Loan and Security Agreement No. 3861 dated as of March 26, 2004
     ("Loan Agreement") by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P.
          ("Lender") and ALNYLAM PHARMACEUTICALS, INC., ("Borrower").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.)

Without limiting or amending any other provisions of the Loan Agreement, Lender and Borrower agree to the following:

SECTION 1.1 - The definition of "Basic Rate" shall be deleted and replaced with the following:

      "Basic Rate" means a per annum rate of interest (based on a year of three hundred and sixty (360) days and actual days elapsed) equal to the Prime Rate as quoted in the western edition of The Wall Street Journal plus 300 basis points.

SECTION 2.3(b) - This section shall be deleted and replaced with the following:

      LOAN INTEREST RATE. Borrower shall pay interest on each Loan from the Funding Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate. The Basic Rate applicable to each Loan shall be initially determined on the Funding Date and will thereafter be recalculated (if necessary) on the first day of each month during the Interim Payment period. On the Loan Commencement Date, the Basic rate applicable to each Loan shall be fixed and shall not be subject to change in the absence of a manifest error. All computations of interest on each Loan shall be based on a year of three hundred and sixty (360) days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

SECTION 11 - The addresses for notices to the Borrower shall be deleted and replaced with the following:

      If to Borrower:       Alnylam Pharmaceuticals, Inc.
                            300 Third Street
                            Cambridge, MA 02142
                            Attention: Chief Financial Officer
                            FAX: (617) 551-8101

      With a copy to:       Faber Daeufer & Rosenberg PC
                            One Broadway, 14th Floor
                            Cambridge, MA 02142
                            Attention: Joseph L. Faber
                            FAX: (617) 507-5858

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Except as amended hereby, the Loan Agreement shall remain unmodified and unchanged.

BORROWER:                                LENDER:

ALNYLAM PHARMACEUTICALS, INC.            LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: /s/ David Neafus                     By: LIGHTHOUSE MANAGEMENT
    ----------------------------------       PARTNERS V, L.L.C., its general
                                             partner
Name: David Neafus

Title: Interim Vice President, Finance   By: /s/ Thomas Conneely
                                             ----------------------------------

                                         Name: Thomas Conneely

                                         Title: Vice President